SOURCE:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces The Signing Of Professional Transportation Group Ltd.,Inc. As New Client

ST. PETERSBURG, Fla. Jan 25 , PRNewswire -- Internet Stock Market Resources, Inc. is announcing the addition of Professional Transportation Group Ltd, Inc. (OTC Bulletin Board: TRUC) as the newest client to join ISMR's services.

Headquartered in Marietta, Georgia, Professional Transportation Group Ltd., Inc. is a transportation services company, which provides truckload ground transportation and logistics services to the highly specialized air freight industry.

To receive investor information please contact: Scott Lios Group, Inc. 949-574-3860
Corporate Advisors:  Global Development Advisors    561-694-9425

For online investor information go to
http://www.internetstockmarket.com/corpprof/t/truc.html

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. (OTC BB: ISMR) is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information on TRUC has been supplied to ISMR through Global Development Advisors and Global Development Advisors has paid the necessary fees to ISMR for TRUC. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to Professional Transportation Group Ltd., Inc., or Global Development Advisors nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.

Source: Internet Stock Market Resources, Inc.